EXHIBIT 99.2

MADISON RESEARCH CORPORATION

TABLE OF CONTENTS

Page
INTERIM FINANCIAL STATEMENTS – SEPTEMBER 30, 2006 and 2005

Balance Sheet as of September 30, 2006 (unaudited)	1

Statements of Operations for the nine months ended September 30, 2006 and 2005 (unaudited)	2

Statements of Cash Flows for the nine months ended September 30, 2006 and 2005 (unaudited)	3

Notes to Financial Statements (unaudited)	4

BALANCE SHEETS

Madison Research Corporation and Subsidiary

Huntsville, Alabama

	December 31, 2005	September 30, 2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,637,851	$3,017,441
Accounts receivable, net	11,176,271	11,521,496
Marketable securities	401,369	—
Income tax receivable	33,209	—
Prepaid expenses	281,944	346,892
Deferred tax assets	290,908	697,955
Other receivables	4,579	424,070
Total current assets	18,826,131	16,007,854
Property and equipment, net	293,874	396,436
Deposits	6,869	7,913
Total assets	$19,126,874	$16,412,203
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,708,812	$1,809,788
Accrued expenses	85,085	1,899,758
Loss contract accrual	—	570,024
Accrued compensation	1,796,047	1,429,818
Deferred tax liabilities	120,478	81,451
Income taxes payable	—	111,859
Other current liabilities	—	520,003
Total current liabilities	4,710,422	6,422,701
Deferred tax liability, net of current	46,769	17,611
Total liabilities	4,757,191	6,440,312
Commitments and contingencies (Note 3)
Stockholders’ equity:
Common stock - $0.01 par value, 2,000,000 shares authorized, 853,093 and 851,668 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	8,531	8,517
Treasury Stock	(45,180)	—
Additional paid-in capital	385,701	363,127
Retained Earnings	14,008,752	9,600,247
Unrealized gain on marketable securities	11,879	—
Total stockholders’ equity	14,369,683	9,971,891
Total liabilities and stockholders’ equity	$19,126,874	$16,412,203

See Accompanying Notes to Financial Statements

STATEMENTS OF INCOME

(Unaudited)

Madison Research Corporation and Subsidiary

Huntsville, Alabama

	Nine Months ended September 30,
	2005	2006
Revenues	$48,942,695	$46,686,559
Costs and expenses	45,485,642	45,673,321
Operating income	3,457,053	1,013,238
Other income, net:
Interest income, net	98,936	121,236
Other income, net	98,936	121,236
Income before provision for income taxes	3,555,989	1,134,474
Provision for income taxes	1,457,955	520,543
Net income	$2,098,034	$613,931

See Accompanying Notes to Financial Statements

STATEMENTS OF CASH FLOWS

(Unaudited)

Madison Research Corporation and Subsidiary

Huntsville, Alabama

	Nine Months ended September 30,
	2005	2006

Cash Flows from Operating Activities

Net income	$2,098,034	$613,931
Non-cash items included in net income:
Depreciation	79,141	96,231
(Gain) or loss on marketable securities	—	(13,881)
Deferred income taxes payable	—	(68,185)
Deferred tax asset	—	(407,047)
Changes in:
Accounts receivable	(1,512,546)	(345,225)
Prepaid expenses	(173,284)	(64,948)
Income taxes receivable	—	33,209
Other current assets	(9,055)	(419,491)
Deposits	9,266	(1,044)
Accounts payable	1,439,945	(899,024)
Accrued expenses	(1,514,723)	1,448,444
Loss contract accrual	—	570,024
Income taxes payable	36,616	111,859
Other current liabilities	675,633	520,003
Net cash provided by operating activities	1,129,027	1,174,856

Cash Flows from Investing Activities

Purchase of marketable securities	(285,384)	—
Sale of marketable securities	—	401,369
Purchase of fixed assets	(65,977)	(196,792)
Proceeds from sale of marketable securities	285,384	—
Net cash used by investing activities	(65,977)	204,577

Cash Flows from Financing Activities

Dividends paid	—	(5,005,663)
Proceeds from sale of common stock	—	5,820
Net cash used by financing activities	—	(4,999,843)

Net increase (decrease) in cash	1,063,050	(3,620,410)

Cash at beginning of period	3,769,287	6,637,851

Cash at end of period	$4,832,337	$3,017,441

See Accompanying Notes to Financial Statements

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Madison Research Corporation and Subsidiary
Huntsville, Alabama	September 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed by the Company and the method of applying those policies which affect the determination of financial position and results of operations are summarized below:

Nature of Business

Madison Research Corporation (MRC), a minority-owned small business founded in 1986, is a full-service information technology and engineering services company. Mr. John L. Stallworth, President and CEO, directs MRC’s operations from the corporate headquarters in Huntsville, AL. The current staff of over 400 people is located in Huntsville, at six satellite offices throughout the South, and on-site at 29 government facilities nation-wide.  MRC applies its core competencies of software engineering, information systems, systems acquisition, and system sustainment to meet the diverse needs of a growing customer base of government agencies (DOD, NASA, DOE, and the State of Alabama) and private industry.

Unaudited interim financial information

In management’s opinion, the financial statements include all adjustments that are necessary for a fair presentation of the results for the respective interim periods. All such adjustments are of a normal recurring nature.

Contracts

Contract income under cost reimbursement contracts is recorded as costs are incurred and includes a proportional amount of the fee expected to be realized on each contract.  Costs incurred where the company operates in an agency capacity for the government are treated as expense reimbursements and only handling costs and fees are recorded as revenue.  Contract income under fixed-price contracts is recorded under the accrual billings method applicable to service contracts. The full amount of an estimated loss associated with a contract is accrued and charged to operations in the period it is determined it is probable a loss will be realized from the performance of the contract.  As of September 30, 2006 there was one contract for which an estimated loss was accrued which was approximately $570,000. This has been reflected in the loss contract accrual on the consolidated balance sheet.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is provided at rates intended to distribute the cost of these assets over their estimated service lives of 5 to 7 years.

Retirement Plan

The Company has a 401(k) plan for the benefit of employees who meet certain eligibility requirements.  Eligible employees may defer up to 60% of compensation per year through salary reductions not to exceed the legal limits.  The Company matches 50% of employee salary deferrals up to 6% of eligible salary.  At the discretion of the Board of Directors, the Company may also contribute an amount at the end of each plan year to be considered as a profit sharing contribution.  The Company expects to continue the plan indefinitely; however, the rights to modify, amend, or terminate the plan have been reserved.

Comprehensive Income

The Company has adopted the provisions of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (FAS 130).  FAS 130 governs the financial statement presentation of changes in shareholders’ equity resulting from non-owner sources.  Accumulated other comprehensive income as reported in the accompanying balance sheets represent unrealized gains on available for sale securities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due and deferred taxes.  Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

Recent accounting pronouncements

There are no recent accounting pronouncements that are expected to have any significant impact on the Company’s consolidated financial statements.

NOTE 2 - COMMON STOCK

The Company has a stock option plan which awards options to key employees based on past performance.  The options vest over four years and terminate if not exercised within ten years.  Under APB Opinion 25, no compensation cost has been recognized in income.  Cost to exercise is based on per share price determined by an independent valuation.  The following is a summary of stock options activity and the impact on net income under the fair value approach:

		Cost to Exercise
	Outstanding	Options	Vested
	Options	Granted	Options

Balance December 31, 2005	101,340	$2,203,603	$700,029

Options cancelled	—	—
Options exercised	(2,175)	(40,423)
Options issued	31,800	799,770

Balance September 30, 2006	130,965	$2,962,950	$1,042,246

	2006	2005
Compensation cost for the nine months ended September 30, net of tax, that would have been recorded if the Company had elected to expense options as they became vested	$14,622	$46,197

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Contracts

Payments to the Company on cost reimbursement contracts are provisional payments which are subject to adjustment upon annual audit by the Defense Contract Audit Agency.  The audit of costs for the year ended December 31, 2003, began in 2005.  The report was dated January 31, 2006.  The audits of costs for the years ended December 31, 2005 and 2004, have not been initiated.  It is management’s opinion that the results of these audits will not have any material effect on the Company’s financial position.

Deferred Compensation Plan

The Company had a deferred compensation plan for a key employee of the Company that was terminated and paid on September 30, 2006 which resulted in a one time expense of approximately $249 thousand.  Contributions to the plan were made at the discretion of the Board of Directors and paid into a trust held as an asset of the Company.  Compensation costs were estimated and accrued so that costs under the plan are recognized over the employee’s estimated remaining years of service.

NOTE 4 - SUBSEQUENT EVENTS

On October 2, 2006 the Company, MRC Merger Company, Inc., a Delaware corporation (“Merger Sub”), Wireless Facilities, Inc. (“WFI”), a Delaware corporation, and WFI Government Services, Inc., a Delaware corporation and wholly-owned subsidiary of WFI consummated the merger of the Merger Sub with and into the Company pursuant to the terms of that certain Merger Agreement, dated as of August 8, 2006.

In connection with the Merger, all outstanding shares of capital stock of the Company were converted into the right to receive a ratable portion of the merger consideration. The aggregate merger consideration paid by WFI in connection with the Merger was $69,000,000 in cash, subject to certain adjustments, of which ten percent is being withheld as security for satisfaction of certain indemnification obligations and payable over eighteen months following the closing date of the Merger pursuant to the terms of the Merger Agreement. The consideration for and the other terms and conditions of the Merger were determined by arms-length negotiations between WFI and the Company. Prior to the completion of the transaction, the Company did not have a material relationship with either WFI or WFI Government Services, Inc.

In addition, immediately prior to the closing of the merger, vesting was accelerated on all unvested options and all outstanding employee stock options were redeemed in cash, which was funded with a portion of the $69 million transaction consideration. Consequently, there are no outstanding MRC stock options after the closing date.